EXHIBIT (j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

 We consent to the incorporation by reference in this Post-Effective Amendment No. 223 to Registration Statement No. 002-90946 on Form N-1A of our reports dated as indicated on the attached Appendix A, relating to the financial statements and financial highlights of the Funds and Portfolios listed on the attached Appendix A, certain of the funds constituting Eaton Vance Mutual Funds Trust (the “Trust”), appearing in the Annual Reports on Form N-CSR of the Trust for the year-ended December 31, 2013, and to the references to us under the headings “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

April 28, 2014

Appendix A

Report Date

Funds/Portfolios:

February 19, 2014

Eaton Vance Large-Cap Core Research Fund

February 19, 2014

 Large-Cap Core Research Portfolio

February 21, 2014

Parametric Commodity Strategy Fund (formerly, Eaton Vance Parametric Structured Commodity Strategy Fund)

February 26, 2014

Eaton Vance Tax-Managed Growth Fund 1.1

February 26, 2014

Eaton Vance Tax-Managed Growth Fund 1.2